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                                                                     EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]




                                  June 20, 2001


Beverly Enterprises, Inc.
1000 Beverly Way
Fort Smith, Arkansas 72919

          Re: Registration Statement for $200,000,000 Aggregate Principal Amount of Senior Notes and Related Guarantees


Ladies and Gentlemen:

          In connection with the registration of $200,000,000 aggregate principal amount of its 9 5/8% Senior Notes due 2009 (the "Exchange Notes") by Beverly Enterprises, Inc., a Delaware corporation (the "Company"), and the related guarantees of the Exchange Notes pursuant to the Indenture (as defined below) (the "Guarantees") by the guarantors listed on Schedule 1 attached hereto (the "Guarantors"), under the Securities Act of 1933, as amended, on Form S-4 to be filed with the Securities and Exchange Commission on June 20, 2001 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          The Exchange Notes and the Guarantees will be issued pursuant to an indenture dated as of April 25, 2001 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The Exchange Notes will be issued in exchange for the Company's outstanding 9 5/8% Senior Notes due 2009 (the "Private Notes") on the terms set forth in the prospectus contained in the Registration Statement and the Transmittal Letter filed as an exhibit thereto (the "Exchange Offer").

          In our capacity as your special counsel in connection with the Exchange Offer, we are familiar with the proceedings taken by the Company in connection with the authorization of the Exchange Notes. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.




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LATHAM & WATKINS


Beverly Enterprises, Inc.
June 20, 2001
Page 2

          We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the Guarantees are addressed in the opinion of Douglas J. Babb of even date herewith, which has separately been provided to you, and we express no opinion with respect to those matters.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Exchange Notes to be exchanged for the Private Notes pursuant to the Exchange Offer have been duly authorized by the Company and, when the Exchange Notes have been duly executed, issued, authenticated and delivered in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be legally valid and binding obligations of the Company, enforceable in accordance with their terms. Assuming the power of, and the due authorization, execution and delivery of the Indenture by the respective Guarantor, when the Exchange Notes have been duly executed, issued, authenticated and delivered in accordance with the terms of the Exchange Offer and the Indenture, each Guarantee set forth in the Indenture will be the legally valid and binding obligation of the respective Guarantor, enforceable in accordance with its terms.

          The opinion rendered in the foregoing paragraph relating to the enforceability of the Exchange Notes and the Guarantees under the Indenture are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and
(iii) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.6 of the Indenture.

          To the extent that the obligations of the Company under the Exchange Notes and of the Company and the Guarantors under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion that (i) the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under the Indenture;
(c) is duly qualified to engage in the activities contemplated by the Indenture; and (d) has duly authorized, executed and delivered the Indenture; (ii) the Indenture constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and (iii) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations.




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LATHAM & WATKINS


Beverly Enterprises, Inc.
June 20, 2001
Page 3


          We have not been requested to express and, with your knowledge and consent, do not render any opinion with respect to the applicability to the obligations of the Company under the Exchange Notes and the Indenture or of the Guarantors under the Indenture of Section 548 of the Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor & Creditor Law) relating to fraudulent transfers and obligations.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                     Very truly yours,



                                     /s/ Latham & Watkins


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Beverly Enterprises, Inc.
June 20, 2001
Page 4


                                   SCHEDULE 1

                                   GUARANTORS

AEGIS Therapies, Inc. (f/k/a Beverly Rehabilitation, Inc.)
AGI-Camelot, Inc.
Arborland Management Company, Inc.
Associated Physical Therapy Practitioners, Inc.
Beverly Assisted Living, Inc.
Beverly - Bella Vista Holding, Inc.
Beverly - Branson Holdings, Inc.
Beverly - Indianapolis, LLC
Beverly - Missouri Valley Holding, Inc.
Beverly - Plant City Holdings, Inc.
Beverly - Rapid City Holding, Inc.
Beverly - Tamarack Holdings, Inc.
Beverly - Tampa Holdings, Inc.
Beverly Clinical, Inc.
Beverly Enterprises International Limited
Beverly Enterprises - Alabama, Inc.
Beverly Enterprises - Arizona, Inc.
Beverly Enterprises - Arkansas, Inc.
Beverly Enterprises - California, Inc.
Beverly Enterprises - Colorado, Inc.
Beverly Enterprises - Connecticut, Inc.
Beverly Enterprises - Delaware, Inc.
Beverly Enterprises - Distribution Services, Inc.
Beverly Enterprises - District of Columbia, Inc.
Beverly Enterprises - Florida, Inc.
Beverly Enterprises - Garden Terrace, Inc.
Beverly Enterprises - Georgia, Inc.
Beverly Enterprises - Hawaii, Inc.
Beverly Enterprises - Idaho, Inc.
Beverly Enterprises - Illinois, Inc.
Beverly Enterprises - Indiana, Inc.
Beverly Enterprises - Iowa, Inc.
Beverly Enterprises - Kansas, Inc.





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LATHAM & WATKINS


Beverly Enterprises, Inc.
June 20, 2001
Page 5


Beverly Enterprises - Kentucky, Inc.
Beverly Enterprises - Louisiana, Inc.
Beverly Enterprises - Maine, Inc.
Beverly Enterprises - Maryland, Inc.
Beverly Enterprises - Massachusetts, Inc.
Beverly Enterprises - Michigan, Inc.
Beverly Enterprises - Minnesota, Inc.
Beverly Enterprises - Mississippi, Inc.
Beverly Enterprises - Missouri, Inc.
Beverly Enterprises - Montana, Inc.
Beverly Enterprises - Nebraska, Inc.
Beverly Enterprises - Nevada, Inc.
Beverly Enterprises - New Hampshire, Inc.
Beverly Enterprises - New Jersey, Inc.
Beverly Enterprises - New Mexico, Inc.
Beverly Enterprises - North Carolina, Inc.
Beverly Enterprises - North Dakota, Inc.
Beverly Enterprises - Ohio, Inc.
Beverly Enterprises - Oklahoma, Inc.
Beverly Enterprises - Oregon, Inc.
Beverly Enterprises - Pennsylvania, Inc.
Beverly Enterprises - Rhode Island, Inc.
Beverly Enterprises - South Carolina, Inc.
Beverly Enterprises - Tennessee, Inc.
Beverly Enterprises - Texas, Inc.
Beverly Enterprises - Utah, Inc.
Beverly Enterprises - Vermont, Inc.
Beverly Enterprises - Virginia, Inc.
Beverly Enterprises - Washington, Inc.
Beverly Enterprises - West Virginia, Inc.
Beverly Enterprises - Wisconsin, Inc.
Beverly Enterprises - Wyoming, Inc.
Beverly Health and Rehabilitation Services, Inc.
Beverly Healthcare, LLC
Beverly Healthcare Acquisition, Inc.
Beverly Healthcare - California, Inc.
Beverly Holdings I, Inc.
Beverly Indemnity, Ltd.




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LATHAM & WATKINS


Beverly Enterprises, Inc.
June 20, 2001
Page 6



Beverly Manor Inc. of Hawaii
Beverly Real Estate Holdings, Inc.
Beverly Savana Cay Manor, Inc.
Carrollton Physical Therapy Clinic, Inc.
Commercial Management, Inc.
Community Care, Inc.
Compassion and Personal Care Services, Inc.
Eastern Home Health Supply & Equipment Co., Inc.
Greenville Rehabilitation Services, Inc.
Hallmark Convalescent Homes, Inc.
HomeCare Preferred Choice, Inc.
Home Health and Rehabilitation Services, Inc.
Hospice of Eastern Carolina, Inc.
Hospice Preferred Choice, Inc.
HTHC Holdings, Inc.
Las Colinas Physical Therapy Center, Inc.
Liberty Nursing Homes, Incorporated
MATRIX Occupational Health, Inc.
MATRIX Rehabilitation, Inc.
MATRIX Rehabilitation - Delaware, Inc.
MATRIX Rehabilitation - Georgia, Inc.
MATRIX Rehabilitation - Maryland, Inc.
MATRIX Rehabilitation - Ohio, Inc.
MATRIX Rehabilitation - South Carolina, Inc.
MATRIX Rehabilitation - Texas, Inc.
MATRIX Rehabilitation - Washington, Inc.
Medical Arts Health Facility of Lawrenceville, Inc.
Moderncare of Lumberton, Inc.
Nebraska City S-C-H, Inc.
Network for Physical Therapy, Inc.
North Dallas Physical Therapy Associates, Inc.
Nursing Home Operators, Inc.
Petersen Health Care, Inc.
PT NET, Inc.
PT Net (Colorado), Inc.
Rehabilitation Associates of Lafayette, Inc.
South Alabama Nursing Home, Inc.
South Dakota - Beverly Enterprises, Inc.




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LATHAM & WATKINS


Beverly Enterprises, Inc.
June 20, 2001
Page 7




Spectra Healthcare Alliance, Inc.
Tar Heel Infusion Company, Inc.
The Parks Physical Therapy and Work Hardening Center, Inc.
Theraphysics Corp.
Theraphysics of New York IPA, Inc.
Theraphysics Partners of Colorado, Inc.
Theraphysics Partners of Louisiana
Theraphysics Partners of Texas, Inc.
Theraphysics Partners of Western Pennsylvania, Inc.
TMD Disposition Company
Vantage Healthcare Corporation